Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

     Re: JD American Workwear, Inc.
         Commission File No. 33-98682

Ladies and Gentlemen:

We have read the comments in Item 4 of Form 8-K/A Amendment Two of JD American Workwear, Inc. filed August 11, 2000 and agree that they set forth the "disagreements" as required by Item 304.

As stated in Item 4 of Form 8-K/A Amendment Two, we understand that management of JD American Workwear, Inc. plans to address the independence issue and make a formal presentation to us regarding correction of the Fiscal 1999 accounting errors. We have not had an opportunity to perform appropriate audit procedures regarding the accounting errors and therefore do not presently have an opinion regarding any of the amounts included in Item 4 of Form 8-K/A Amendment Two related to such errors.


                                      // Bederson & Company LLP

                                         BEDERSON & COMPANY LLP

West Orange, NJ
August 11, 2000